                                                           EXHIBIT 10.28


                            FOURTH LEASE AMENDMENT


    By this FOURTH LEASE AMENDMENT dated 11-21-95, that certain Lease Agreement made and entered into between Badger II Limited Partnership ("Landlord") and Alternative Living Services, Inc. ("Tenant"), EXECUTED the 19th day of December, 1994; First Lease Amendment dated March 10, 1995, by and between the same parties; Second Lease Amendment dated May 4, 1995, by and between the same parties; Third Lease Amendment dated September 11, 1995, by and between the same parties (hereinafter collectively referred to as the "Lease") for the rental of the Leased Premises commonly known as Chancellory Park I, 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005; and

    WHEREAS, TENANT desires to lease the space approximately shown and outlined on EXHIBIT A-4 commencing on November 27, 1995, and in accordance therewith, Landlord and Tenant desire to execute this FOURTH LEASE AMENDMENT to evidence their respective agreements and obligations with respect thereto.

    NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Tenant agrees to pay to Landlord for the space approximately shown and outlined on EXHIBIT A-4 Operating Costs pursuant to Paragraph 3 of the Lease of Four Hundred Sixty-Three and 86/100 DOLLARS ($463.86) per month for the time period commencing on November 27, 1995 and ending on December 31, 1995.

All other terms of this lease agreement, except as expressed or by necessary implication modified herein, shall be in full force and effect throughout the term of this lease agreement.


LANDLORD                                           TENANT:

Badger II Limited Partnership                       Alternative Living Services, Inc.

BY:  Great Lakes Properties of Wisconsin, Inc.     BY:   /s/ J. David Lutich
                                                       ------------------------------------
                                                         J. DAVID LUTICH
                                                       ------------------------------------
                                                             (Please print name.)

BY:   /s/ Jon D. Hammes                             TITLE:  CHIEF FINANCIAL OFFICER
      ----------------------------                          -------------------------------
      Jon D. Hammes                                          (Please print title.)
ITS:  President

                             THIRD LEASE AMENDMENT

       By this THIRD LEASE AMENDMENT dated 9/11/95, that certain Lease Agreement made and entered into between Badger II Limited Partnership ("Landlord") and Alternative Living Services, Inc. ("Tenant"), EXECUTED the 19th day of December, 1994; First Lease Amendment dated March 10, 1995, by and between the same parties; Second Lease Amendment dated May 4, 1995, by and between the same parties (hereinafter collectively referred to as the "Lease") for the rental of the Leased Premises commonly known as Chancellory Park I, 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005; and

       WHEREAS, TENANT desires to expand the Leased Premises, and in accordance therewith, Landlord and Tenant desire to execute this THIRD LEASE AMENDMENT to evidence their respective agreements and obligations with respect thereto.

       NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Paragraph 1 of the Lease shall be amended to reflect 10,910 rentable square feet as approximately shown and outlined on EXHIBITS A, A-3, A-2 and A-4.

2. Paragraph 2A of the Lease shall be amended to reflect a rate of Ten Thousand Nine Hundred Twenty-Eight and 45/100 DOLLARS ($10,928.45) per month, net of Operating Costs, for the time period commencing on January 1, 1996 and ending January 31, 2000.

3. Paragraph 2B of the Lease shall be amended to reflect to sum of Fourteen Thousand Nine Hundred Seventy-Three and 96/100 DOLLARS ($14,973.96).

4. Paragraph 3 of the Lease shall be amended to reflect a Tenant's initial monthly payment for Operating Costs of Five Thousand Five Hundred Thirty-Six and 83/100 DOLLARS ($5,536.83).

5. Paragraph 21J of the Lease shall be amended to reflect a numerator of 10,910 and a Tenant's Proportionate Share of 13.11%.

6. Notwithstanding the aforementioned Landlord shall contribute One Thousand Six Hundred Seventy-Two and 31/100 DOLLARS ($1,672.31) for the architectural design and construction of certain leasehold improvements to be approved in writing by Landlord and to be installed in or made to the space approximately shown and outlined on EXHIBIT A-4, provided the portion of Landlord's contribution attributable to the cost of architectural design does not exceed Ninety-Nine and 51/100 DOLLARS ($99.51).

    Tenant shall not unreasonably interfere with the general contractor or otherwise delay the progress of construction, and shall be responsible for any costs or obligations incurred by Landlord as a result thereof. Tenant shall not withhold any estoppel certificate required by Landlord's mortgagee regarding the completion of the tenant improvements.

    In the event that the total actual cost of the architectural design and construction of such leasehold improvements is greater than One Thousand Six Hundred Seventy-Two and 31/100 DOLLARS ($1,672.31), the difference between such actual cost and One Thousand Six Hundred Seventy-Two and 31/100 DOLLARS ($1,672.31) shall be the sole responsibility of Tenant and shall be paid in full by Tenant within fifteen (15) days of completion of construction of said leasehold improvements, as evidenced by issuance of a certificate of occupancy with respect thereto or receipt of a request of final payment from the general contractor, whichever occurs earlier. Recordation of any mechanics' or other liens or encumbrances against the Leased Premises, which liens are not released in a timely and prompt fashion or as otherwise provided in this Lease, shall constitute a default by Tenant under this Lease, thereby entitling Landlord to pursue any and all remedies which it may have at law, in equity or pursuant to this Lease.

    In the event that the total actual costs of the architectural design and construction of such leasehold improvements is less than One Thousand Six Hundred Seventy-Two and 31/100 DOLLARS ($1,672.31), the difference between such actual cost and One Thousand Six Hundred Seventy-Two and 31/100 DOLLARS ($1,672.31) shall be amortized over the remaining term of this lease at six percent (6%) per annum in equal monthly amounts, which amounts shall be credited against the monthly rent due from the Tenant. For example, if the total actual cost of such leasehold improvements is One Thousand Twenty-One and 61/100 DOLLARS ($1,021.61) and there are forty-eight (48) months remaining in the lease term, then the savings of Six Hundred Fifty and 70/100 DOLLARS ($650.70) shall be credited against the rent due from Tenant in the amount of Fifteen and 21/100 DOLLARS ($15.21) per month for forty-eight (48) months.


All other terms of this lease agreement, except as expressed or by necessary implication modified herein, shall be in full force and effect throughout the term of this lease agreement.

LANDLORD:                                 TENANT:

Badger II Limited Partnership             Alternative Living Services, Inc.

BY:  Great Lakes Properties of            BY: /s/ William F. Lasky
     Wisconsin, Inc.                          -----------------------------
     -------------------------
                                                  William F. Lasky
                                              -----------------------------
                                                (Please print name.)

BY:  /s/ Jon D. Hammes                    TITLE:  President
     --------------------------                  --------------------------
     Jon D. Hammes                               (Please print title.)

ITS: President

                                  EXHIBIT A-4


                                  [BLUE PRINT]


is a floor plan of the third level north wing located in Chancellory Park I, 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005

                             SECOND LEASE AMENDMENT

        By this SECOND LEASE AMENDMENT dated 5/4/95, that certain Lease Agreement made and entered into between Badger II Limited Partnership ("Landlord") and Alternative Living Services, Inc. ("Tenant"), EXECUTED the 19th day of December, 1994; First Lease Amendment dated March 10, 1995, by and between the same parties (hereinafter collectively referred to as the "Lease") for the rental of the Leased Premises commonly known as Chancellory Park I, 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005; and

        WHEREAS, TENANT desires to expand the Leased Premises, and in accordance therewith, Landlord and Tenant desire to execute this SECOND LEASE AMENDMENT to evidence their respective agreements and obligations with respect thereto.

        NOW THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Paragraph 1 of the Lease shall be amended to reflect 9,996 rentable square feet as approximately shown and outlined on EXHIBITS A, A-3, and A-2.

2. Paragraph 2A of the Lease shall be amended to reflect a rate of Nine Thousand Nine Hundred Sixty-Eight and 75/100 DOLLARS ($9,968.75) per month, net of Operating Costs, for the time period commencing on April 24, 1995 and ending January 31, 2000.

3. Paragraph 2B of the Lease shall be amended to reflect the sum of Thirteen Thousand Seven Hundred Nineteen and 50/100 DOLLARS ($13,719.50).

4. Paragraph 3 of the Lease shall be amended to reflect a Tenant's initial monthly payment for Operating Costs of Five Thousand Seventy-Two and 97/100 DOLLARS ($5,072.97).

5. Paragraph 21J of the Lease shall be amended to reflect a numerator of 9,996 and a Tenant's Proportionate Share of 12.02%.

6. Notwithstanding the aforementioned Landlord shall contribute Two Thousand Four Hundred Fifty-Five and 40/100 DOLLARS ($2,455.40) for the architectural design and construction of certain leasehold improvements to be approved in writing by Landlord and to be installed in or made to the space approximately shown and outlined on EXHIBIT A-2, provided the portion of Landlord's contribution attributable to the cost of architectural design does not exceed One Hundred Forty-Six and 11/100 DOLLARS ($145.11).

     Tenant shall not unreasonably interfere with the general contractor or otherwise delay the progress of construction, and shall be responsible for any costs or obligations incurred by Landlord as a result thereof. Tenant shall not withhold any estoppel certificate required by Landlord's mortgagee regarding the completion of the tenant improvements.

     In the event that the total actual cost of the architectural design and construction of such leasehold improvements is greater than Two Thousand Four Hundred Fifty-Five and 40/100 DOLLARS ($2,455.40), the difference between such actual cost and Two Thousand Four Hundred Fifty-Five and 40/100 DOLLARS ($2,455.40) shall be the sole responsibility of Tenant and shall be paid in full by Tenant within fifteen (15) days of completion of construction of said leasehold improvements, as evidenced by issuance of a certificate of occupancy with respect thereto or receipt of a request of final payment from the general contractor, whichever occurs earlier. Recordation of any mechanics' or other liens or encumbrances against the Leased Premises, which liens are not released in a timely and prompt fashion or as otherwise provided in this Lease, shall constitute a default by Tenant under this Lease, thereby entitling Landlord to pursue any and all remedies which it may have at law, in equity or pursuant to this Lease.

     In the event that the total actual costs of the architectural design and construction of such leasehold improvements is less than Two Thousand Four Hundred Fifty-Five and 40/100 DOLLARS ($2,455.40), the difference between such actual cost and Two Thousand Four Hundred Fifty-Five and 40/100 DOLLARS ($2,455.40) shall be amortized over the remaining term of this lease at six percent (6%) per annum in equal monthly amounts, which amounts shall be credited against the monthly rent due from the Tenant. For example, if the total actual cost of such leasehold improvements is One Thousand Five Hundred and 00/100 DOLLARS ($1,500.00) and there are fifty-seven (57) months remaining in the lease term, then the savings of Nine Hundred Fifty-Five and 40/100 DOLLARS ($955.40) shall be credited against the rent due from Tenant in the amount of Nineteen and 21/100 DOLLARS ($19.21) per month for fifty-seven (57) months.

All other terms of this lease agreement, except as expressed or by necessary implication modified herein, shall be in full force and effect throughout the term of this lease agreement.

LANDLORD:                                      TENANT:

Badger II Limited Partnership                  Alternative Living Services, Inc.

BY: Great Lakes Properties of Wisconsin, Inc.   BY: /s/
   -------------------------------                 ---------------------------

BY: /s/ Jon D. Hammes                           TITLE: Chief Financial Officer
   -------------------------------                    ------------------------
     Jon D. Hammes

ITS: President

                            FIRST LEASE AMENDMENT

     By this FIRST LEASE AMENDMENT dated 03/10/95, that certain Lease Agreement made and entered into between Badger II Limited Partnership ("Landlord") and Alternative Living Services, Inc. ("Tenant"), EXECUTED the 19th day of December, 1994; (hereinafter collectively referred to as the "Lease") for the rental of the Leased Premises commonly known as Chancellory Park I, 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005; and

     WHEREAS, TENANT desires to expand the Leased Premises, and in accordance therewith, Landlord and Tenant desire to execute this FIRST LEASE AMENDMENT to evidence their respective agreements and obligations with respect thereto.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Paragraph 1 of the Lease shall be amended to reflect 8,654 rentable square feet as approximately shown and outlined on EXHIBITS A and A-3.

2. Paragraph 2A of the Lease shall be amended to reflect a rate of Eight Thousand Five Hundred Ninety-Six and 55/100 DOLLARS ($8,596.55) per month, net of Operating Costs, for the time period commencing on March 6, 1995 and ending January 31, 2000.

3. Paragraph 2B of the Lease shall be amended to reflect the sum of Eleven Thousand Eight Hundred Seventy-Seven and 61/100 DOLLARS ($11,877.61).

4. Paragraph 3 of the Lease shall be amended to reflect a Tenant's initial monthly payment for Operating Costs of Four Thousand Three Hundred Ninety-One and 91/100 DOLLARS ($4,391.91).

5. Paragraph 21J of the Lease shall be amended to reflect a numerator of 8,654 and a Tenant's Proportionate Share of 10.402%.

6. Notwithstanding the aforementioned Landlord shall contribute Three Thousand Three Hundred Sixty-One and 08/100 DOLLARS ($3,361.08) for the architectural design and construction of certain leasehold improvements to be approved in writing by Landlord and to be installed in or made to the leased premises, provided the portion of Landlord's contribution attributable to the cost of architectural design does not exceed Two Hundred and 00/100 DOLLARS ($200.00).

    Tenant shall not unreasonably interfere with the general contractor or otherwise delay the progress of construction, and shall be responsible for any costs or obligations incurred by Landlord as a result thereof. Tenant shall not withhold any estoppel certificate required by Landlord's mortgagee regarding the completion of the tenant improvements.

    In the event that the total actual cost of the architectural design and construction of such leasehold improvements is greater than Three Thousand Three Hundred Sixty-One and 08/100 DOLLARS ($3,361.08), the difference between such actual cost and Three Thousand Three Hundred Sixty-One and 08/100 DOLLARS ($3,361.08) shall be the sole responsibility of Tenant and shall be paid in full by Tenant within fifteen (15) days of completion of construction of said leasehold improvements, as evidenced by issuance of a certificate of occupancy with respect thereto or receipt of a request of final payment from the general contractor, whichever occurs earlier. Recordation of any mechanics' or other liens or encumbrances against the Leased Premises, which liens are not released in a timely and prompt fashion or as otherwise provided in this Lease, shall constitute a default by Tenant under this Lease, thereby entitling Landlord to pursue any and all remedies which it may have at law, in equity or pursuant to this Lease.

    In the event that the total actual costs of the architectural design and construction of such leasehold improvements is less than Three Thousand Three Hundred Sixty-One and 08/100 DOLLARS ($3,361.08), the difference between such actual cost and Three Thousand Three Hundred Sixty-One and 08/100 DOLLARS ($3,361.08) shall be amortized over the remaining term of this lease at six percent (6%) per annum in equal monthly amounts, which amounts shall be credited against the monthly rent due from the Tenant. For example, if the total actual cost of such leasehold improvements is Two Thousand and 00/100 DOLLARS ($2,000.00) and there are fifty-eight (58) months remaining in the lease term, then the savings of One Thousand Three Hundred Sixty-One and 08/100 DOLLARS ($1,361.08) shall be credited against the rent due from Tenant in the amount of Twenty-Six and 95/100 DOLLARS ($26.95) per month for fifty-eight (58) months.

All other terms of this lease agreement, except as expressed or by necessary implication modified herein, shall be in full force and effect throughout the term of this lease agreement.


LANDLORD:                                      TENANT:

Badger II Limited Partnership                  Alternative Living Services, Inc.

BY: Great Lakes Properties of Wisconsin, Inc.  BY: /s/
    -----------------------------------------      ----------------------------

BY:  /s/ Jon D. Hammes                         TITLE: Chief Financial Officer
    -----------------------------------------        --------------------------
     Jon D. Hammes

ITS: President

STANDARD OFFICE LEASE
WISC (5/80)
                                        ---------------------------
                                        ---------------------------------------
                                        ---------------------------------------

                                LEASE AGREEMENT

        THIS LEASE AGREEMENT (this "Lease") made and entered into between Badger II Limited Partnership ("Landlord") and Alternative Living Services, Inc. ("Tenant").

                              W I T N E S S E T H:

        1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions, and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord, the following described space, to wit:

                          6,817 Rentable Square Feet

as approximately shown on the plan attached hereto as EXHIBIT A (the "Leased Premises") which is located in the building commonly known as Chancellory Park I (the "Building"), situated on the real property described in EXHIBIT B attached hereto (the "Property"), and the Leased Premises shall be used for the following purposes and no others:

                              GENERAL OFFICE USE

        TO HAVE AND TO HOLD the same for a term of sixty (60) months commencing on December 16, 1994 and ending at midnight on December 31, 1999 unless terminated or extended pursuant to any provision hereof. Tenant acknowledges that no representations as to the condition or repair of the Leased Premises, nor promises to alter, remodel or improve the Leased Premises have been made by Landlord, unless such are expressly set forth in this lease.

        If this Lease is executed before the Leased Premises become vacant or otherwise available and ready for occupancy and Landlord cannot, using reasonable efforts, acquire possession and/or deliver the Leased Premises on the date above recited as the commencement date of this Lease, Landlord shall not be deemed to be in default, nor in any way liable to Tenant, because of such failure and Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the "commencement date"; and the term of this Lease shall automatically be extended so as to include the full number of months hereinbefore provided, except that if the commencement date is other than the first day of a calendar month, such term shall also be extended for a period equivalent of to the remainder of the calendar month in which possession is tendered. Landlord hereby waives payment of rent (including such portion of the additional rent which is related to Tenant's use and occupancy of the Leased Premises) covering any period prior to such tendering of possession.

        In the event that Tenant's possession is delayed because Landlord has not sufficiently completed the Building or the Leased Premises, the commencement date shall be the date upon which the Building, other improvements on the Property and the Leased Premises have been substantially completed in accordance with the plans and specifications of Landlord (other than any work which cannot be completed on such date provided such incompletion will not substantially interfere with Tenant's use of the Leased Premises); and the term of this Lease shall automatically be extended so as to include the full number of months hereinbefore provided, except that if the commencement date is other than the first day of a calendar month, such term shall also be extended for a period equivalent to the remainder of the calendar month in which possession is tendered; provided, however, that if Landlord shall be delayed in such substantial completion as a result of: (i) Tenant's failure to agree to plans and specifications; (ii) Tenant's request for materials or finishes other than as expressly set forth on EXHIBIT C attached hereto; (iii) Tenant's changes in plans; or (iv) the performance, acts or omissions of Tenant or a party employed by Tenant, the commencement date and the obligation to pay rent hereunder shall be accelerated by one day for each day of delay resulting, directly or indirectly, from any of the foregoing. Landlord shall notify Tenant in writing as soon as Landlord deems the Building, other improvements, and the Leased Premises to be completed and ready for occupancy as aforesaid, in the event that the Building, other improvements, or the Leased Premises have not in fact been substantially completed as aforesaid, Tenant shall notify Landlord in writing of its objections within five (5) days after Tenant receives the aforesaid notice from Landlord. Landlord shall have reasonable time after delivery of such notice in which to take such corrective action as Landlord deems necessary and shall notify Tenant in writing as soon as it deems such corrective action, if any, has been completed so that the Building, other improvements, and the Leased Premises are completed and ready for occupancy. In the event Tenant's possession is delayed, Tenant shall not have any claim against Landlord, including claims for rent paid on alternative space until the Leased Premises are delivered to Tenant.

        The taking of possession by Tenant shall be deemed conclusively to establish that the Building, other improvements, and the Leased Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken (except for such items as Landlord is permitted to complete at a later date, which items shall be specified by Landlord to Tenant in writing). Upon such "commencement date" Tenant shall execute and deliver to Landlord a letter of acceptance of delivery of the Leased Premises, such letter to be on Landlord's or its lender's standard form therefor. In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of an A.I.A. registered architect or a temporary or final certificate of occupancy issued by the local governmental authority shall be conclusive evidence of such completion, effective on the date of the delivery of a copy of any such certificate to Tenant. In the event the leased premises have not in fact been substantially completed as aforesaid by January 1, 1995. Tenant shall have the option to terminate this lease by giving written notice to Landlord after January 1, 1995. Fifteen (15) days after Landlord is in receipt of said written notice, if the leased premises has still not in fact been substantially completed as aforesaid, the lease could terminate.

        2.      BASE RENT AND SECURITY DEPOSIT.

        A. Tenant agrees to pay to Landlord for the Leased Premises in lawful money of the United States rent for the entire term hereof at the rate of Six Thousand Seven Hundred Forty-Eight and 83/100 DOLLARS ($6,748.83) per month, in advance, without demand or right of set off, whatsoever. The first monthly installment shall be due on the commencement date. Thereafter one such monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date; further provided, that the rental payment for any fractional calendar month at the commencement or end of the Lease term shall be prorated.

        B. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Nine Thousand Three Hundred Fifty-Six and 33/100 DOLLARS ($9,356.33), which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, or any other damage, injury, expense or liability caused by any event of Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled. Subject to other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said deposit may be turned over to Landlord's grantee, and if so, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return.

        3.      OPERATING COSTS.

        A. Tenant shall pay upon demand to Landlord for each calendar year, or any portion thereof, during the term of this Lease, as the same may be extended or renewed from time to time, as additional rent, its Proportionate Share of Operating Costs (as hereinafter defined) calculated on the basis of the ratio set forth in subparagraph 21J.

        As used in this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements (including taxes and assessments) of any kind and nature whatsoever incurred by Landlord in connection with the ownership, management, maintenance, operation and repair of the Building or the Property or any improvements situated on the Property (including, without limitation, the costs of maintaining and repairing parking lots, parking structures, and easements), commercially reasonable property management fees, salaries, fringe benefits and related costs, insurance costs of every kind and nature, heating and air conditioning costs, common area utility costs, the costs of repairs, maintenance and decorating, and the Building's or Property's share of the operating or related costs of the Chancellory Park Development which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such operating costs were incurred), except the following:
(i) costs of tenant improvements to other tenant's premises; (ii) costs of capital improvements and costs of curing construction defects; (iii) depreciation; (iv) interest and principal payments on mortgages, and other debt costs; (v) real estate brokers' leasing commissions or compensations; (vi) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; and (vii) costs of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements made after the date of this Lease which are intended to reduce Operating Costs or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, shall be included in Operating Costs. The useful life of any such improvement shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. Tenant's initial monthly payment for Operating Costs shall be Three Thousand Four Hundred Fifty-Nine and 63/100 DOLLARS ($3,459.63).

        In the event during all or any portion of any calendar year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment in Operating Costs for such year, employing sound accounting and management principles, to determine Operating Costs that would have been paid or incurred by Landlord had the Building been fully rented and occupied and the amount so determined shall be deemed to have been Operating Costs for such year. In no event shall the adjusted Operating Costs, directly related to the Leased Premises, result in Tenant paying for Operating Costs higher than that incurred by Landlord.

        Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of Chancellory Park are contractually allocated among buildings in the complex using methods of allocation that are considered reasonable and appropriate for the circumstances. The determination of such costs and the allocation of all or part thereof to Operating Costs hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis.

        B. During December of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under subparagraph A above for the ensuing calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of such estimated amounts provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amounts payable under subparagraph A above for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

        Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement showing the total amounts payable under subparagraph A above and Tenant's Proportionate Share thereof. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant. If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty
(30) days after delivery of the statement, subject to possible later adjustment in the event of a substantiated exception taken by Tenant.

        C. Tenant or its representatives shall have the right to examine Landlord's books and records of Operating Expenses during normal business hours within forty-five (45) days following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within forty-five (45) days following the furnishing of the statement to Tenant (which item shall be paid in any event subject to a possible later adjustment), statement shall be considered as final and accepted by Tenant. In the event the exception is taken, the matter may be submitted to a mutually agreed upon independent certified public accountant at Tenant's expense for resolution. Appropriate adjustments, if any, shall be made to Landlord or Tenant promptly. If the mutually agreed upon independent certified public accountant determines that Landlord has overstated Operating Expenses by 4% or more, then Landlord shall pay to Tenant, the reasonable cost of such certified public accountant.

        D. If Landlord selects the accrual accounting method rather than the cash accounting method for operating expense purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.

        4. ALTERATIONS. Landlord agrees to install at Landlord's cost and expense, the improvements described in EXHIBIT C attached hereto, all of which shall be and remain the property of Landlord. All other improvements, alterations, additions, partitions, fixtures, removals and restoration to the Leased Premises shall be installed at the cost and expense of Tenant (which cost shall be payable on demand by Landlord as additional rent if Landlord pays said cost), but only if approved by Landlord in writing; only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord; only in accordance and in compliance with all governmental laws, ordinances, rules and regulations; only by Landlord or by contractors and subcontractors approved in writing by Landlord (which said three (3) approvals shall not be unreasonably withheld); and only in a good workmanlike manner, diligently prosecuted and so as not to damage the structure or structural qualities of the Building. All alterations, additions, improvements, fixtures and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease, provided, however, that, unless Landlord otherwise elects in the written notice potentially approving such items, all said alterations, additions, improvements, fixtures and partitions shall, upon the expiration or termination of this Lease, or the earlier vacation of the Leased Premises, become and be deemed to the property of Landlord and title thereto shall pass to Landlord under this Lease as by a bill of sale without further act or deed on the part of Tenant and Tenant shall, at Landlord's request, promptly execute and deliver such bills of sale or other documents or instruments as Landlord may deem necessary or desirable to evidence the foregoing. Notwithstanding anything to the contrary contained in the foregoing, if Landlord so elects by notice given thirty (30) days after any earlier vacation, Tenant shall remove all alterations, additions, improvements, fixtures and partitions so designated by Landlord in such notice and restore the Leased Premises to its condition prior to the installation or construction thereof immediately upon receipt of said notice. Tenant shall, prior to any such construction or work, provide such reasonable assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from any mechanics' laborers', materialmen's or other liens. Tenant hereby indemnifies and saves Landlord harmless from and against any and all loss, liability, damage, penalty, cost, expense or fee (including, without limitation, court costs and reasonable attorneys' fees) incurred by or asserted against Landlord as a result of the existence or threat of any lien against the Building, Leased Premises or Property as a result of Tenant's work. At Landlord's request, Tenant will notify any contractors, subcontractors and materialmen performing work on, or supplying materials for, the Leased Premises that Tenant is not acting as the agent of Landlord in connection with any such work and/or shall post signs on the Leased Premises to that effect.

        5. SERVICE. Landlord agrees to furnish Tenant, while occupying the Leased Premises, water, hot, cold and refrigerated at those points of supply provided for general use of tenants; heated and refrigerated air conditioning in season at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are in accordance with any applicable statutes, rules or regulations and are considered by Landlord to be standard, such service at other times and on Saturday, Sunday, and holidays to be optional on the part of Landlord (Landlord hereby reserves the right to charge Tenant for any such optional service requested by Tenant on such basis as Landlord, in its reasonable discretion, determines); janitor service to the Leased Premises on weekdays other than holidays and such window washing as may from time to time in the Landlord's judgment be reasonably required; but failure to any extent to furnish or any stoppage or interruption of these defined services, resulting from any cause not caused by Landlord's gross negligence or willful action or inaction, shall not render Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have not claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Whenever heat generating machines or other machines or equipment are used by Tenant in the Leased Premises which affect the temperature otherwise maintained by the air conditioning equipment or result in a disproportionate level if use by Tenant of any service provided by Landlord, Landlord reserves the right to install supplementary air conditioning units or other supplementary equipment or machinery in the Leased Premises (or the use of the Leased Premises) and the expense of such purchase, installation, maintenance, operation and repair shall be paid by Tenant upon demand as an additional rent and/or, as applicable, to install, at Tenant's sole cost and expense, meters or similar devises to monitor such use/or to charge Tenant for such disproportionate use.

        Tenant shall not provide any janitorial services without Landlord's written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be Tenant's sole risk and responsibility.

        6.      USE OF PREMISES.

        A. USE LIMITED. Tenant will not occupy or use, nor permit any portion of the Leased Premises to be occupied or used, for any business, use or purpose, whatsoever, other than described above or for any business, use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous, including, without limitation, for fire, nor permit anything to be done which will render void or in any way increase the rate of fire insurance on the Building or its contents, and Tenant shall immediately cease and desist from any such use, paying all costs and expense resulting therefrom.

        B. COMPLIANCE. Tenant shall at its own cost and expense promptly obtain any and all licenses and permits necessary for its use and occupancy of the Building. Tenant shall comply with all governmental laws, ordinances, rules and regulations applicable to the use and its occupancy of the Leased Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances caused by Tenant in or upon, or connected with, the Leased Premises, all at Tenant's sole expense. If, as a result of any change in the governmental laws, ordinances, rules and regulations, the Leased Premises must be altered to lawfully accommodate Tenant's use and occupancy, such alterations shall be made only with the consent of Landlord, but the entire cost shall be borne by Tenant; provided, that, the necessity of Landlord's consent shall in no way create any liability against Landlord for failure of Tenant to comply with such laws, ordinances, rules and regulations.

        C. MAINTENANCE. Tenant will maintain the Leased Premises (including all fixtures installed by Tenant and plate glass) in good order and repair, reasonable wear and tear excepted, in a clean, secure and healthful condition, and in compliance with all applicable laws, ordinances, orders, rules, and regulations (state, federal, municipal, and other agencies or bodies having any jurisdiction thereof), Tenant shall be responsible for replacing all light bulbs and ballasts. Any repairs or replacements shall be with materials and workmanship of the same character, kind and quality as the original. Tenant will not, without the prior written consent of Landlord, which consent may be withheld for any reason whatsoever, paint, install lighting or decoration, or install any signs, window or door lettering or advertising media of any type on or about the Leased Premises or the Building.

        D. NUISANCE. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy, or disturb other tenants or Landlord in the management of the Building.

        E. NEGLIGENCE. Tenant shall pay upon demand as additional rent the full cost of repairing any damage to the Leased Premises, Building or related facilities resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, patrons, invitees, or any other person entering upon the property as a result of Tenant's business activities or resulting from Tenant's default hereunder.


        F. RULES AND REGULATIONS. Tenant and Tenant's agents, employees, patrons, and invitees, will comply fully with all rules and regulations of Chancellory Park, the Building, parking area and related facilities which are described in EXHIBIT D attached hereto. Landlord shall at all times have the right, in its reasonable discretion, to change such rules and regulations or to promulgate other reasonable rules and regulations as may be deemed advisable for the safety, care, and cleanliness of the Building or Chancellory Park, or any part thereof, and for the preservation of good order therein. Copies of all rules and regulations, changes, and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by Tenant's employees, agents, patrons and invitees.


        G. ACCESS. Tenant shall permit Landlord (or its designees) access to the Leased Premises to erect, use, maintain, repair and replace pipes, cables, conduits, plumbing, vents, telephone, electric and other wires or other items which pass in, to or through the Leased Premises, as to the extent that Landlord, in its sole discretion, may deem necessary or appropriate for the proper operation and maintenance of the Building. In the event that Landlord requires access to any under-floor duct, Landlord's liability for carpet (or other floor covering) replacement shall be limited to replacement of the piece removed. All such work shall be done, as far as practicable, in such a manner as to minimize interference with Tenant's use of the Leased Premises.

        H. SURRENDER. At termination of this Lease, upon its expiration or otherwise, Tenant shall remove from the Leased Premises all personal property of Tenant; repair any damage caused by such removal; deliver up the Leased Premises with all improvements located thereon (except as herein provided) in good repair and condition, reasonable wear and tear excepted, broom clean and free of all debris; execute and deliver such conveyance as Landlord may reasonably deem necessary or desirable to evidence the same and any other conveyances pursuant to this Lease; and continue to insure all of the same; as otherwise required pursuant hereto, until this subparagraph H has been complied with.


        7. INSPECTIONS. Landlord shall have the right to enter the Leased Premises at any reasonable time upon reasonable prior notice, for the following purposes: (i) to ascertain the condition of the Leased Premised; (ii) to determine whether Tenant is diligently fulfilling Tenant's responsibilities under this Lease; (iii) to clean and to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; (iv) to show the Leased Premises to prospective buyers or mortgagees; or (v) to do any other act or thing which Landlord deems reasonable to preserve the Leased Premises and the Building. During the twelve (12) months prior to the end of the term hereof and at any time Tenant is in default hereunder beyond any applicable grace period, Landlord shall have the right to enter the Leased Premises for the purpose of showing the Leased Premises to lessees. Tenant shall arrange to meet with Landlord for a joint inspection of the Leased Premises. In the event of Tenant's failure to arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

            8.    ASSIGNMENT AND SUBLETTING.


            A. Tenant shall not have the right to assign, encumber or pledge this Lease or to sublet the whole or any part of the Leased Premises, whether voluntarily or by operation of law, or permit the use of occupancy of the Leased Premises by anyone other than Tenant or for any use other than the use described in paragraph 1 hereof, without the prior written consent of Landlord, which consent may not be unreasonably withheld, and such restrictions shall be binding upon any assignee of subtenant to which Landlord has consented. Except as expressly provided in B below, the prohibitions of this paragraph shall apply to any merger, consolidation or the re-organization of Tenant, the transfer of any shares of Tenant, the transfer of any interest in Tenant by any partner of Tenant or the transfer of any interest in any partner of any partner of Tenant. In the event Tenant desires to sublet the Leased Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" (as hereinafter defined), if the Leased Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. In the event the rent, including, without limitation, base rent and any additional rent, together with any and all other costs, fees, expenses or other amounts paid by any such occupant, user, subtenant or assignee in any month exceeds the rent payable hereunder, after deducting Tenant's actual, verifiable and reasonable costs for tenant improvements, if any then the amount of fifty percent (50%) of such excess shall be paid to Landlord as additional rent hereunder within five (5) business days after receipt thereof by or on behalf of Tenant.

            B. In addition to, but not in limitation of, Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Leased Premises, to recapture the portion of the Leased Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Leased Premises pursuant to this paragraph, the term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the term hereof. If Landlord recaptures under this paragraph only a portion of the Leased Premises, the rent during the unexpired term shall abate proportionately based on the rent contained in this Lease as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting by Tenant.

      Notwithstanding anything contained in A above, a transfer of any shares of Tenant shall not be considered an event of assignment or subletting, provided that after such transfer, Evergreen Healthcare, Inc. (which currently holds a voting share majority interest in Tenant) shall not hold less than a majority voting share in Tenant. In the event a transfer of any shares of Tenant is contemplated in which Evergreen Healthcare, Inc. shall upon completion of the transfer or transaction, own less than a majority voting shares in Tenant. Landlord's consent shall be required for such transfer or transaction unless Tenant provides Landlord with evidence satisfactory to Landlord, prior to such transfer or transaction, that Tenant has arranged to have and received not less than Ten Million and 00/100 DOLLARS ($10,000,000.00) of equity capital injected into Tenant.

            9.    FIRE AND CASUALTY DAMAGE.

            A. If the Building, improvements, or Leased Premises are rendered partially or wholly untenantable by fire or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within ninety (90) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice to Tenant within thirty (30) days of such fire or other casualty. For purposes hereof, the Building, improvements or Leased Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Leased Premises.

            B. If this Lease is not terminated pursuant to paragraph 9A, then Landlord shall proceed with all due diligence to repair and restore the Building, improvements or Leased Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term exclusive of any option which is unexercised at the date of such damage).

            C. If this Lease shall be terminated pursuant to this paragraph 9, the term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the term hereof. If this Lease shall not be terminated by Landlord pursuant to this paragraph 9 and if the Leased Premises is untenantable in whole or in part following such damage, the rent payable during the period in which the Leased Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances as of the same is reasonably determined by Landlord. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering thirty (30) days' prior written notice to Landlord, whereupon the Lease shall end on the date thirty (30) days after the giving of such notice as if the date thirty (30) days after the giving of such notice were the date originally fixed in this Lease for the expiration of the term hereof, but only if the repairs and rebuilding have not yet been completed on such date; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

            In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in or about the Leased Premises by Tenant. If is Lease is not terminated pursuant hereto, Tenant shall promptly repair and restore any such partitions, fixtures, additions or other improvements that Tenant is required to construct, place or install in, on or about the Leased Premises pursuant hereto. Tenant hereby agrees to maintain insurance covering the contents of the Leased Premises, its personal property, fixtures, machinery, equipment, partitions, additions, alterations and improvements against all risks, including damage by fire and other casualty, with extended coverage, vandalism, malicious mischief, theft and mysterious disappearance endorsements, and covering contractual liability of Tenant under this Lease, together with such other endorsements as Landlord may, from time to time, reasonably require in amounts at least equal to the full replacement cost thereof, without deduction for depreciation and without coinsurance. All insurance policies shall include a standard waiver of subrogation endorsement, shall provide that the coverage shall not be terminated or modified without thirty (30) days' advance written notice to Landlord, Tenant shall deliver a certificate of said insurance premium prepaid to Landlord and, in the case of an insurance policy about to expire, Tenant shall deliver renewal or replacement certificates not less than thirty (30) days prior to the date of expiration. Said insurance coverage shall be provided by insurance carriers reasonably acceptable to Landlord. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Leased Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

            D. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises, Building or Property requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the term hereof.

            E. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building in which the Leased Premises is located; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.


            F. In the event of any damage or destruction to the Building or the Leased Premises by any peril covered by the provisions of this paragraph 9, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or his licensees from such portion or all of the Building or the Leased Premises as Landlord shall reasonably request and Tenant hereby indemnifies and holds Landlord harmless from any loss, liability, costs, and expenses, including attorney's fees, arising out of any claim of damage or injury as a result of any alleged failure to properly secure the Leased Premises prior to such removal and/or such removal.


            10. Liability. Landlord shall not be liable for and Tenant will indemnify and hold Landlord harmless from and against any loss, liability, costs and expenses, including, without limitation, court costs and attorney's fees, arising out of any claim of injury or damage on or about the Leased Premises caused by the negligence or misconduct by Tenant, its agents, employees, subtenants, invitees or by any other person entering the Leased Premises or the Building or Property under express or implied invitation of Tenant, arising out of Tenant's use or occupancy of the Leased Premises or arising out of a breach of this Lease by Tenant. Landlord shall not be liable to Tenant or Tenant's agents, employees, subtenants, invitees or any person entering upon the Property in whole or in part because of Tenant's use or occupancy of the Leased Premises for any damage to persons or property due to condition, design, or defect in the Building or its mechanical systems which may exist or occur, and Tenant assumes all risks of damage to such persons or property. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond control of Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful acts or gross negligence. Tenants shall procure and maintain throughout the term of this Lease a policy of insurance, in form and substance satisfactory to Landlord, at Tenant's sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Leased Premises: (ii) the condition of the Leased Premises; (iii) Tenant's operations in and maintenance and use of the Leased Premises; and (iv) Tenant's liability assumed under this Lease; the limits of such policy to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death) and in the amount of not less than $1,000,000 per occurrence in respect of property damage or destruction, including loss of use thereof. Such policy shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord and shall contain a standard waiver of subrogation endorsement. A certified copy of such policy, together with receipt evidencing payment of the premium, shall be delivered to Landlord prior to the commencement date of this Lease. Not less than thirty (30) days prior to the expiration date of such policy, a certified copy of a renewal thereof (bearing notations evidencing the payment of the renewal premium) shall be delivered to Landlord. Such policy shall further provide that not less than thirty (30) days' written notice shall be given to Landlord before such policy may be cancelled or changed to reduce the insurance coverage provided thereby.

            11.   CONDEMNATION.


            A. If, in Landlord's or Tenant's reasonable discretion, any substantial part of the Building, improvements, or Leased Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Building or Leased Premises, then this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the term hereof.

            B. If part of the Building, Improvements, or Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph A above, then this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Building, improvements, and Leased Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.

            C. In the event of any such private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for Tenant's loss of its leasehold interest or any award which would otherwise diminish the award to Landlord, the right to such award(s) being hereby assigned by Tenant to Landlord.


            12. HOLDING OVER. Tenant will at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord.
      If Tenant retains possession of the Leased Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) renewal of this Lease for one year, and from year to year thereafter at the rent Tenant is paying Landlord immediately prior to such termination for the first year after the termination of this Lease, or (ii) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (iii) creation of a tenancy at sufferance; in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (iii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to double the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (iii) on the basis of a 365-day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Leased Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any rights of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.


            13. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. In the event this Lease is a sublease, then Tenant agrees to take the Leased Premises subject to the provisions of the prior leases. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, not shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

            14. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:


                  A. Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum or any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due (Tenant shall be given one notice per calendar year of its failure to pay); or

                  B. Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within twenty (20) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant provided that if the nature of the default reasonably takes longer than twenty (20) days to cure, then Tenant shall have such additional time as reasonably necessary to cure such default provided that Tenant diligently proceeds with such cure; or

                  C.


                  D. Tenant shall fail to vacate the Leased Premises immediately upon termination of expiration of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only; or

                  E. The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant; or

                  F. Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statue, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof; or

                  G. A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty
            (30) days from the date of entry thereof; or

                  H. Tenant shall assign, transfer, sublet, or convey, by operation of law or otherwise, any interest in this Lease, except as may be expressly permitted by the terms of this Lease.

                  15. REMEDIES. Upon the occurrence of any of such events of default described in paragraph 14 hereof or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                  A. Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease;

                  B. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Leased Premises immediately, and delivery possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Leased Premises in such event with or without process of law and to repossess Landlord of the Leased Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Leased Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law;

                  C. Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus, to the extent permitted by law, the sum of (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Leased Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph D. relating to recovery of the Leased Premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant;


                  D.    (i)   Upon any termination of Tenant's right to
            possession only without termination of the Lease, Landlord may, at Landlord's option, enter into the Leased Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph B. above, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full term. In any such case until Landlord relets the Leased Premises or until the expiration of the Lease term which ever occurs first. Tenant shall continue to pay Landlord monthly on the first day of each month during the period that Tenant's right of possession is terminated, a sum equal to the amount of the rent due under this Lease, including any amounts treated as additional rent hereunder or any other sums provided herein to be paid by Tenant; and


                        (ii) Landlord may, but need not, relet the Leased Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Leased Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises) and Landlord shall not be required to accept any enforce or defend any of Landlord's rights or remedies hereunder, then Tenant agrees to pay the reasonable attorney's fees so incurred.



If, on account of any breach or default by Landlord in Landlord's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Tenant to employ or consult with an attorney concerning or to enforce or defend any of Tenant's rights or remedies hereunder, then Landlord agrees to pay the reasonable attorney's fees to incurred.


        Without limiting the foregoing, Tenant hereby: (i) expressly waives any right to trial by jury; and (ii) expressly waives the service of any notice under any existing or future law of the State of Wisconsin applicable to landlords and tenants.


        16.     LANDLORD'S LIEN.

        17. MORTGAGES. This Lease is and shall be subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Property, or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease, as may be the case. As to mortgages granted after the date of this Lease, the foregoing subordination is contingent upon such mortgagees agreeing to recognize Tenant's rights under this Lease so long as Tenant is not in default beyond any applicable grace period.


        18. LANDLORD'S LIABILITY. In no event shall Landlord's liability for any breach of this Lease exceed the lesser of (i) the amount of rental then remaining unpaid for the then current term (exclusive of any renewal periods which have not then actually commenced) or (ii) Landlord's equity in the Building; it being agreed that Landlord (and its partners and/or shareholders) shall never be personally liable for any judgment. This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event.

        19. MECHANIC'S AND OTHER LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant covenants and agrees that it will pay or cause to be paid all sums due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Leased Premises or the improvements thereon and that it will save and hold Landlord harmless from and against any and all loss, liability, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Leased Premises or under the terms of this Lease. Tenant will not permit any construction or mechanic's lien or liens or any other liens which may be imposed by law affecting Landlord's or its mortgagees' interest in the Leased Premises, the Building or the Property to be placed upon the Leased Premises or the Building arising out of any action or claimed action by Tenant, and in case of the filing of any such lien Tenant will promptly pay same. If any such lien shall remain in force and effect for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Leased Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorneys' fees and brokers' commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time;

                 E. AFTER REASONABLE PRIOR WRITTEN NOTICE. Landlord may, at Landlord's option, enter into and upon the Leased Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease;

                 F. Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and seized, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Leased Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.


                 G. In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent hereunder, or other sums hereunder within five (5) days after such installment or other charge is due, said rent and other sums due hereunder shall commence to accrue interest at the Default Rate (as such term is hereinafter defined) from the date said sums are due until paid in full, and such default interest shall be additional rent hereunder and the failure to pay such default interest within ten (10) days after demand therefor shall be an additional event of default hereunder.
         The provision for such default interest shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. The term "Default Rate" shall mean five percent (5%) over the "prime rate" as such rate is announced from time to time by Firstar Bank Milwaukee, N.A., its successors or assigns, at its principle place of business. Event of default A, in Paragraph 14 of this Lease, and only this event of default, shall be cured upon the date Tenant's installment of rent, including any amount treated as additional rent, or other sums, clears processing at Landlord's financial institution.


        Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Leased Premises, and no agreement to terminate this Lease or accept a surrender of said premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to right and privilege of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be paid to Landlord immediately on rendition of bill therefor. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord's mortgagee in the Leased Premises, and Landlord and any such mortgagee are, by the expiration of said twenty (20) day period, furnished such protection, and indemnification against any loss, liability, cost or expense related to any such lien and the contest thereof as are satisfactory to Landlord and any such mortgagee.

              20. NOTICES. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements, with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:

              A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Badger II Limited Partnership, Bin 258, Milwaukee, Wisconsin, 53288 or to such other entity at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

              B. Any notice or other document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when personally delivered or when deposited in the continental United States Mail, postage prepaid, certified or registered mail, or when deposited with a recognized overnight delivery service addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

              LANDLORD:                                 TENANT:

Badger II Limited Partnership                  Alternative Living Services, Inc.

c/o Hammes Company                             450 North Sunnyslope Road

17975 West Sarah Lane, Suite 100               Suite 300

Brookfield, Wisconsin 53045                    Brookfield, Wisconsin 53005

All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

              21.    MISCELLANEOUS.

              A. INTERPRETATION. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

              B. SUCCESSORS AND ASSIGNS. The terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided herein. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor shall upon such assignment, become "Landlord" hereunder, thereby freeing and relieving the grantor or assignor of all covenants and obligations of "Landlord" hereunder; provided, however, that no successor Landlord shall be responsible for the return of any security deposit provided for pursuant to Paragraph 2B unless such successor receives the deposit. Tenant agrees to furnish promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Nothing herein contained shall give any other tenant in the Building of which the Leased Premises is a part any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.

              C. CAPTIONS. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof.

              D. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time within ten (10) days after written request from Landlord execute and deliver to Landlord or any prospective Landlord or mortgagee or prospective mortgagee a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord and/or any prospective Landlord, Landlord's mortgagee or prospective mortgagee certifying and stating as follows: (i) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (ii) this Lease (as so modified or amended) is in full force and effect (or if not in full force and effect, the reasons therefor); (iii) the Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of rent (or if there are any such defenses or offsets, specifying the same); (iv) Tenant is in possession of the Leased Premises, if such be the case; (v) if an assignment of rents or leases has been served upon Tenant by a mortgagee or prospective mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (vi) any other accurate statements reasonably required by Landlord or required by its mortgagee or any prospective Landlord or prospective mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate or the failure by Tenant to execute and deliver such estoppel certificate or any subordination agreement requested by such mortgagee or prospective mortgagee. Tenant hereby irrevocably appoints Landlord or if Landlord is a trust, Landlord's beneficiary, as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) day period and such certificate as signed by Landlord or Landlord's beneficiary, as the case may be, shall be fully binding on Tenant if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord or Landlord's beneficiary, as the case may be, on behalf of Tenant. In addition to any other remedy Landlord may have hereunder, Landlord may, at its option, if Tenant does not deliver to Landlord an estoppel certificate as set forth above within fifteen (15) days after Tenant is requested so to do, cancel this Lease effective the last day of the then current month, without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.

              E. MODIFICATION. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

              F. SURVIVAL. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and Operating Costs and all obligations concerning the condition of the Leased Premises. Upon the expiration or earlier termination of the term hereof, Tenant shall pay to Landlord the amount, as reasonably estimated by Landlord, necessary: (i) to repair and restore the Leased Premises as provided herein; and (ii) to discharge Tenant's obligation for unpaid real estate taxes, Operating Costs or other amounts due Landlord. All such amount shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security deposit held by Landlord may, at Landlord's option, be credited against the amount payable by Tenant under this subparagraph 21F.

              G. SEVERABILITY. If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease contract a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and valid and enforceable.

              H. BINDING OBLIGATION. Submission of this Lease shall not be deemed to be a reservation of the Leased Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Leased Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the Leased Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by subparagraph 2B hereof, the first month's rent as set forth in subparagraph 2A hereof, and any sum owed pursuant to paragraph 3 hereof.

              I. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord.

              J. PROPORTIONATE SHARE. Tenant's "Proportionate Share" as used in this Lease shall mean a fraction, the numerator of which is the gross leasable area of the Leased Premises and the denominator of which is the gross leasable area contained in the Building, in each case as reasonably determined by Landlord. For purposes hereof the numerator is 6,817 and the denominator is 83,195 and Tenant's Proportionate Share is 8.2%.

     K. JOINT AND SEVERAL. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, partners, agents and employees, as the case may be.


     L. BROKERS. Each of the parties (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on EXHIBIT E attached hereto; and (ii) indemnifies and holds the other harmless from any and all liability, costs or expenses (including attorney's fees) incurred as a result of an alleged breach of the foregoing warranty. Landlord agrees to pay the broker, if any, listed on EXHIBIT E. The parties hereto acknowledge and agree that Landlord is not and shall not be responsible for, or have any liability in connection with, any commissions, payments or other amounts that may be owed or alleged to be owed any broker or finder, including any and all brokers or finders listed on EXHIBIT E attached hereto, with respect to a renewal or extension of this Lease; any relocation of the Tenant or any affiliate of Tenant into any other premises owned, managed or controlled by Landlord or any affiliate of Landlord; any expansion into additional space by the Tenant; or any other lease entered into between Tenant or any affiliate of Tenant and Landlord or any affiliate of Landlord.





     23. CERTAIN RIGHTS RESERVED TO THE LANDLORD. The Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

     (a)     to change the name or street address of the Building;

     (b) to install and maintain a sign or signs on the exterior of the Building;

     (c) to have access for the Landlord and the other tenants of the Building to any mail chutes located on the Leased Premises according to the rules of the United States Post Office;

     (d) to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Leased Premises;

     (e)     to retain at all times pass keys to the Leased Premises;

     (f) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

     (g) to close the Building after regular work hours and on the legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and

     (h) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Leased Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Leased Premises or the Building or the Landlord's interests, or as may be necessary or desirable in the operation of the Building.

     The Landlord may enter upon the Leased Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant and without abatement of rent or affecting any of the Tenant's obligations hereunder.

     24. ENVIRONMENTAL PROVISIONS. Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated, or disposed of on, in or about the Leased Premises, the Building, the Property or the Chancellory Park Development by Tenant, or any of its agents, employees, representatives, contractors, suppliers, customers, subtenants, concessionaires, licensees, or invitees unless Tenant shall have received Landlord's prior written consent, which Landlord may withhold or at any time revoke in its sole discretion. Tenant shall indemnify defend and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, expenses, liabilities, or losses relating to any violation by Tenant of any Environmental Law (as hereinafter defined) or of this paragraph 24 (including, without limitation, a decrease in value of the Leased Premises, damages caused by loss or restriction of rentable or usable space, damages caused by adverse impact on marketing of space, and any and all sums paid for settlement of claims, attorneys' fees, consultant fees, and expert fees) incurred by or asserted against Landlord arising during or after the term of this Lease as a result thereof. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, testing, or restoration mandated or conducted by or on behalf of any federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Leased Premises and that results in any contamination, then Tenant shall promptly, at its sole expense, take any and all necessary or appropriate actions to return the Leased Premises to the condition existing prior to the presence of any such Hazardous Substance. Tenant shall first obtain Landlord's written approval for any such remedial action.

     As used herein, "Hazardous Substance" means any substance that is regulated by any local government, the State of Wisconsin, the United Stated government, or any agency, authority and/or instrumentality thereof and includes any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance" pursuant to any environmental law. "Hazardous Substance" includes but is not restricted to asbestos and polychlorobiphenyls ("PCBs").

     As used herein, "Environmental Laws" means all federal, state and local laws, including statutes, regulations, and requirements, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances, including, but not limited to, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, as amended or supplemented from time to time, now or at any time hereafter in effect.


     GUARANTY.


     26.     SPECIAL PROVISIONS.

     RIGHTS OF FIRST OFFER OF LEASE.


A. Before entering into a lease for the space as approximately shown on EXHIBIT A-1 (the "Additional Space") during the initial term, and so long as Tenant is not then in default under this Lease, beyond any applicable grace period, and subject to the rights of the below mentioned tenants, Landlord will notify Tenant of the reasonable monthly fair market rent, rental increases and terms upon which it would be willing to lease the Additional Space to Tenant.

     If within five(5) days after receipt of Landlord's notice, Tenant agrees in writing to lease the Additional Space for a term equal to the remaining initial term of this Lease (However, if Tenant commences paying full rent for the Additional Space with less than three (3) years remaining on the initial term, Tenant shall also extend the term of the Lease of the space as approximately shown on the plan attached hereto as EXHIBIT A for at lease three (3) years at a monthly rent, rental increases and terms upon which Landlord would be willing to lease said space to Tenant.), Landlord and Tenant will execute a lease amendment for the Additional Space within ten (10) days after Landlord's receipt of Tenant's notice to intent to lease. If Tenant does not deliver its notice of intent to lease the Additional Space offered in Landlord's notice within such subsequent five (5) day period, or if Landlord and Tenant do not enter into a fully executed lease amendment for the Additional Space within such ten (10) day period, then, this right of first offer to lease the Additional Space will lapse and be of no further force and effect and Landlord will have the right to lease the Additional Space to a third party on the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to the Tenant. In the event that Landlord decides to lease said space to a third party at an effective rental rate less than that offered to Tenant, landlord shall explain the difference to Tenant. This right of first offer to lease the Additional Space is personal to Tenant and is non-transferable. In the event of any subletting or assignment, this right of first offer shall become null and void. Furthermore, Tenant shall be obligated to take at least the same amount of square footage offered to a third party. A tenant in the building has a Right of First Offer to Lease on the space as approximately shown on EXHIBIT A-2. Said tenant has five (5) business days after receipt of notice from Landlord to lease the space as approximately shown on EXHIBIT A-2.


B. Landlord will provide additional cooling or heating during non-standard business hours upon Forty-Eight (48) hours notice from Tenant to Landlord prior to desired services. Tenant shall pay to Landlord a fee of not to exceed Twenty and 00/100 DOLLARS ($20.00) per hour of said service.


C. Landlord shall notify Tenant to commence its self-performed wallcovering at the approximate time, but not less than five (5) days before the commencement date. The commencement date of this Lease shall not contingent on the completion of Tenant's self-performed wallcovering work.


                EXECUTED the 19th day of December, 1994.

LANDLORD:                               TENANT:

Badger II Limited Partnership           Alternative Living Services, Inc.

BY:   Great Lakes Properties of         BY: /s/ William F. Lasky
      Wisconsin, Inc.                       ------------------------------
      -------------------------         TITLE:  President
                                              ----------------------------
BY:   /s/ Jon D. Hammes
      -------------------------

ITS:  President

                                   EXHIBIT A

                                  [BLUE PRINT]

is a floor plan of the third level north wing located in Chancellory Park I, 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005

                                  EXHIBIT A-1

                                  [BLUE PRINT]


is a floor plan of the third level north wing located in Chancellory Park I, 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005

                                  EXHIBIT A-2

                                  [BLUE PRINT]


is a floor plan of the third level north wing located in Chancellory Park I, 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005

                                   EXHIBIT B

                               Legal Description

                               Chancellory Park I

A parcel of land being a part of Parcel 17 of Certified Survey Map No. 3532, located in the South West 1/4 of Section 5, Town 7 North, Range 20 East, City of Brookfield, Waukesha County, Wisconsin, also being Lot 1 of a proposed certified survey map, said Lot 1 being bounded and described as follows:

Commencing at a point in the Westerly line of said Parcel 17, 355.00 feet North 00 degrees 12' 31" East of the Southwest corner of said Parcel 17; thence continuing North 00 degrees 12' 31" East 352.92 feet; thence North 48 degrees 26' 03" East 140.50 feet; thence South 82 degrees 25' 06" East 337.32 feet; thence South 44 degrees 47' 29" East 306.83 feet; thence South 45 degrees 12' 31" West 320.00 feet; thence North 89 degrees 47' 29" West 200.00 feet; thence North 44 degrees 47' 29" West 56.57 feet; thence North 89 degrees 47' 29" West
190.00 feet to the point of commencement. Containing 5.515 acres, more or less.

                                   EXHIBIT C

                          Tenant Finish Specifications

                                   EXHIBIT D

                             Rules and Regulations

       1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Leased Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. Tenant and its employee shall not go upon the roof of the Building without the written consent of the Landlord.

       2. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the tenant who, or whose clerk, agents, servants, or visitors, shall have caused it.

       3. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Leased Premises, such use of such curtain, blind, shade or screen shall be discontinued forthwith by Tenant. No awnings shall be permitted on any part of the Leased Premises; including, without limitation, windows and doors.

       4. No safes or other objects heavier than the lift capacity of the freight elevators of the Building shall be brought into or installed on the Leased Premises. Tenants shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to Landlord, and the persons employed to move safes in or out of the Building must be acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Landlord.

       5. Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in, on or about the Property, Building or the Leased Premises, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds (except Seeing Eye Dogs) be brought into or kept in or about the Building. Tenant shall not place or install any antennae or aerials or similar devices outside of the Leased Premises or in, on or about the Building.

       6. Tenant shall not use or keep in, on or about the Property, the Building or the Leased Premises any inflammables, including but not limited to kerosene, gasoline, naphtha and benzine (except cleaning fluids in small quantities and when in containers approved by the Board of Underwriters), or explosives or any other articles of intrinsically dangerous nature, or use any method of heating other than that supplied by Landlord.

       7. If Tenant desires telephone or telegraph connections or alarm systems, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without specific directions from Landlord.

       8. Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys to offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay the Landlord therefor.

       9. Tenant shall not put down any floor covering in the Leased Premises without the Landlord's prior approval of the manner and method of applying such floor covering.

       10. On Sundays and legal holidays, and on other days between the hours of 6 p.m. and 8 a.m., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Leased Premises may be refused unless the person seeking access is known to the watchman of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom the Landlord has the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building.

       11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the Leased Premises closed.

       12. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Leased Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

       13. In advertising or other publicity, without Landlord's prior written consent, Tenant shall not use the name of the Building except as the address of its business and shall not use pictures of the Building.

       14. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building; and shall not exhibit, sell, or offer to sell, use, rent or exchange in, on or about the Leased Premises unless ordinarily embraced within the Tenant's use of the Leased Premises specified herein.

       15. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustments (except by Landlord's authorized building personnel) of any controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed and shall not open any windows except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent.

       16. Tenant shall not do any cooking in the Leased Premises other than with a microwave for Tenant's employees lunches or engage any coffee cart service.

       17. Any wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

       18. Tenant shall provide an maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

       19. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval and consent before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

       20. Movement in or out of the Building of furniture, office equipment, or other bulky materials, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movements shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord and subject to his decision and control, of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment, or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel or Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury, or loss, including attorney's fees.

       21. No portion of Tenant's area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

       22. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises or the Building or any public rooms or common areas regardless of whether such loss occurs when such area is locked against entry or not.

       23. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant's agents, employees, or invitees; in the event any of Landlord's employees perform such services, such employee shall be deemed the agent of such tenant regardless of whether or how payment is arranged for services and Landlord is expressly relieved from any and all liability in connection with any such services and any associated injury or damage to person or property.

       24. Tenant and its employees, agents, and invitees shall observe and comply with the driving and parking signs and markers on the property surrounding the Building.

       25. Tenant shall not place, install, or operate on the Leased Premises or in any part of the Building, any coffee making device or equipment without the prior written consent of Landlord.

       26. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures or heating apparatus so that such accidents or defects may be attended to promptly.

       27. Tenant shall be entitled to have its name displayed on the directory of the Building, if any, but the design and style of such display, the location of the directory, and the allocation of space on the directory shall be determined by the Landlord in its sole discretion. Any additional names requested by Tenant to be displayed on the directory must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant. Tenant shall not, without Landlord's prior written consent, install, affix or use (a) any signs, lettering or advertising media of any kind, blinds, shades, curtains, draperies or similar items on the exterior of the Leased Premises or in the interior of the Leased Premises in such a manner as shall be visible from outside the Leased Premises, or (b) any awnings, radio or television antennae or any other object or equipment of any nature whatsoever on the exterior of the Leased Premises. No symbol, mark, design or insignia adopted by Landlord for use in connection with the Building or the Park shall be used by Tenant without the prior written consent of Landlord. Tenant shall not refer to the Building by any name other than that designated by Landlord from time to time and Tenant may use such designated name solely for the address of its business. All rights to and use of the exterior walls of the Leased Premises and the roof of the Building are reserved to Landlord.

       28. No vending machines of any description shall be installed, maintained or operated in any part of the Building, including, without limitation, the Leased Premises, without the written consent of Landlord.

       29. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and the preservation of good order therein.

                                   EXHIBIT E

                                    BROKERS

                              MS. KAREN GERALDSON
                       MOONEY, LESAGE & ASSOCIATES, LTD.
                           16620 WEST BLUEMOUND ROAD
                                   SUITE 500
                          BROOKFIELD, WISCONSIN 53005

                                   EXHIBIT F